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                                                                  EXHIBIT 23(F)

                               AUDITOR'S CONSENT

The Board of Directors
The BNR Group of Companies:

  We consent to the use of our report dated February 3, 1998, with respect to the combined financial statements of the BNR Group of Companies included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG

Waterloo, Canada
September 22, 1998